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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Advanced Refractive Technologies, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2005 relating to the financial statements of Advanced Refractive Technologies, Inc., which are incorporated by reference in such Registration Statement.

/s/ Peterson & Co., LLP
-----------------------
Peterson & Co., LLP

San Diego, California
March 3, 2006